UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934


August 23, 1999
(Date of earliest event reported)

Commission file number:  0-20704

                     ACX TECHNOLOGIES, INC.
     (Exact name of registrant as specified in its charter)

           Colorado                          84-1208699
 (State or other jurisdiction             (I.R.S. Employer
of incorporation or organization)        Identification No.)

  16000 Table Mountain Parkway, Golden, Colorado    80403
     (Address of principal executive offices)     (Zip Code)

                         (303) 271-7000
      (Registrant's telephone number, including area code)







Item 5.  Other Items



On August 23, 1999, ACX Technologies, Inc. issued the following press release.


                                         Contact:  Holly Coors
                                                   (303) 271-7005


   ACX TECHNOLOGIES ANNOUNCES SALE OF GOLDEN ALUMINUM COMPANY


      Golden, Colorado -August 23, 1999 - ACX Technologies, Inc. (NYSE:ACX) today announced that it has signed a letter of intent with Alcoa Inc. (NYSE:AA) to sell its Golden Aluminum Company for approximately $41 million cash. ACX anticipates a non-cash charge of approximately $10 million in the third quarter associated with this transaction.

     The transaction is subject to regulatory approvals and other conditions and is expected to close before the end of 1999.

      ACX Technologies, Inc., through its two primary businesses, applies innovative technology to manufacture value-added industrial products. Coors Ceramics Company provides enabling technology through advanced technical ceramics and other engineered materials. Graphic Packaging Corporation is a specialty packaging manufacturer that produces high performance folding cartons. Pending a favorable ruling from the IRS, ACX Technologies is planning to spin-off Coors Ceramics Company by the end of 1999.











                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        ACX TECHNOLOGIES, INC.

September 7, 1999                       By:/s/ Beth A. Parish
                                        -------------------------
                                        Beth A. Parish
                                        (Controller and Principal
                                        Accounting Officer)